Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-238264, and No. 333-217923 on Form S-8, Registration Statement No. 333-290092 on Form S-3ASR of our reports dated February 26, 2026, relating to the financial statements of Archrock, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 26, 2026